                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                 ______________________________________________

                             REGISTRATION STATEMENT
                                  ON FORM S-8
                                     Under
                           THE SECURITIES ACT OF 1933
                          COMMISSION FILE NO. 0-23057

                                 LOGILITY, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)

            GEORGIA                                              58-2281338
  (State or other jurisdiction                                 (IRS Employer
of incorporation or organization)                           Identification No.)


                                 Logility, Inc.
                           470 East Paces Ferry Road
                             Atlanta, Georgia 30305
                                 (404) 261-9777
--------------------------------------------------------------------------------
             (Address of registrant's Principal Executive Offices)

                         Logility, Inc. 1997 Stock Plan
                            (Full title of the plan)
                    ----------------------------------------
                                 Henry B. Levi
                            Gambrell & Stolz, L.L.P.
                           Suite 4300, SunTrust Plaza
                           303 Peachtree Street, N.E.
                             Atlanta, Georgia 30308
                                (404)  577-6000
-------------------------------------------------------------------------------
                    (Name and address of agent for service)

                        Copies of all communications to:
                                 James M. Modak
                            Chief Financial Officer
                                 Logility, Inc.
                           470 East Paces Ferry Road
                             Atlanta, Georgia 30305
                                 (404) 261-9777

Title of each class                  Proposed maximum    Proposed maximum    Amount of
of securities to be    Amount to be  offering price per  aggregate offering  Registration
registered             registered*   share*              price*              Fee
Common Stock,             295,000           $8.50            $3,635,845        $1,072.57
no par value

_____________________
* Calculated pursuant to Rule 457(h)(1) solely for purposes of determining the amount of the registration fee, based upon the exercise prices of outstanding stock options, and as to the balance of the shares, based upon the average of the high and low prices reported on February 20, 1998, on the Nasdaq National Stock Market.


     The Exhibit Index appears after the Signature Page of this Registration Statement.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         ----------------

       The documents containing the information specified in Part I of this Registration Statement will be sent or given to option holders under the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be, and therefore are not, filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registrant Information and Employee Plan Annual Information.
         -----------------------------------------------------------

       Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Plan are available without charge by contacting:

                                 James M. Modak
                            Chief Financial Officer
                           470 East Paces Ferry Road
                             Atlanta, Georgia 30305
                                 (404) 261-9777

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

       Registrant, Logility, Inc. (the "Company"), hereby incorporates by reference into this Registration Statement the documents listed in paragraphs
(a) - (c) below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

       (a) The Company's Prospectus filed pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Company's latest fiscal year, and the Company's Registration Statement on Form 8-A filed under the Exchange Act.

       (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements referred to in (a) above.

       (c) The description of the Company's Common Stock, which is contained in the Prospectus referred to in (a) above filed pursuant to Registrant's Registration Statement on Form S-1.

Item 4.  Description of Securities.
         -------------------------

       Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

       The validity of the Shares offered hereby will be passed upon for the Company by Gambrell & Stolz, L.L.P., Suite 4300, One Peachtree Center, SunTrust Plaza, N.E., Atlanta, Georgia 30308. Attorneys who are partners of or employed by Gambrell & Stolz, L.L.P. in the aggregate beneficially own less than 2,000 Shares of the Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

       The Restated Articles of Incorporation and By-Laws of the Registrant provide that the Registrant shall indemnify any person to the full extent permitted by the Georgia Business Corporation Code (the "GBCC"). Sections 14-2-850-859 of the GBCC, relating to indemnification, are hereby incorporated herein by reference.

       In accordance with Sections 14-2-830-832 of the GBCC, the Articles of Incorporation of the Registrant eliminate the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, with certain limited exceptions.

       Registrant also has entered into agreements with its directors and executive officers, providing for the indemnification of those directors and executive officers under certain circumstances.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

       Not Applicable.

Item 8.  Exhibits.
         --------

Exhibit Number    Description
--------------    -----------

       4.1     Logility, Inc. 1997 Stock Plan (Amended and Restated October
               22, 1997)

       4.2 Forms of Stock Option Agreements, included as Exhibit 10.1 to the Company's Registration Statement Number 333-33385 on Form S-1 filed with the Commission on August 12, 1997 ("1997 Registration Statement") and incorporated herein by this reference.

       4.3     Forms of Stock Appreciation Rights Agreements, included as
               Exhibit 10.1 to the Company's 1997 Registration Statement and incorporated herein by this reference.

       5       Opinion of Counsel regarding legality

       23.1    Independent Auditors' Consent

       23.2    Consent of Counsel (included in Exhibit 5)

       24      Power of Attorney (contained within Signature Page)

Item 9.  Undertakings.
         ------------

       (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 25th day of February, 1998.

                                    LOGILITY, INC.

                                    /s/ J. Michael Edenfield
                                    J. Michael Edenfield,
                                    Chief Executive Officer

                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Michael Edenfield and James M. Modak, or either of them, his attorney-in-fact, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                                                              Dated
                                                                         -----------------
/s/ J. Michael Edenfield   Director and Chief Executive                  February 25, 1998
J. Michael Edenfield       Officer (Principal Executive Officer)

/s/James C. Edenfield      Director                                      February 25, 1998
James C. Edenfield

/s/James M. Modak          Chief Financial Officer and Senior            February 25, 1998
James M. Modak             Vice President (Principal Financial Officer)

/s/ David E. Weigand       Controller                                    February 25, 1998
David E. Weigand

________________________   Director                                      ____________, 1998
C. Tycho Howle

/s/ Parker H. Petit        Director                                      February 25, 1998
Parker H. Petit

________________________   Director                                      ____________, 1998
John A. White

                                 EXHIBIT INDEX

Exhibit Number          Description                               Page
--------------          -----------                               ----
     4.1     Logility, Inc. 1997 Stock Plan (Amended and           9
             Restated October 22, 1997)

     5       Opinion of Counsel regarding legality                22

     23.1    Independent Auditors' Consent                        24

     23.2    Consent of Counsel (included in Exhibit 5)

     24      Power of Attorney (contained within Signature Page)   7